Exhibit 99.1

Wecast Network Announces Q4 and Full Year 2016 Results

•    Company Raises Full-Year Revenue Guidance to $300 Million

•    Investor Update Call Scheduled Today at 8:00 a.m. ET

New York, NY, March 31, 2017 – Wecast Network Inc. (NASDAQ: WCST) (“Wecast” or the “Company” or “WCST”), announced today its Q4 and Full Year 2016 operating results for the period ended December 31, 2016 (a full copy of the Company’s annual report on Form 10-K is also being posted at www.sec.gov).

Conference Call: CEO, Bing Yang, Chairman Bruno Wu and CFO Simon Wang will host a conference call at 8:00 a.m. ET today.

To join the webcast, please visit the ‘Webcasts and Events’ section of the WCST corporate website, (http://corporate.wecastnetworkinc.com). Otherwise, the toll-free dial-in is: 877-407-3107; international callers should dial: 201-493-6796.

WCST FULL YEAR 2016 OPERATING RESULTS

Revenue for the year ended December 31, 2016 was $4,544,000, as compared to $4,606,000 for the same period in 2015, a decrease of approximately $62,000, or 1%. The revenue decrease was primarily due to the partnership with Zhejiang Yanhua Culture Media Co (“Yanhua”) and the restructuring of the video on demand business in Q4 2016.

Revenues, which were solely from our legacy video on demand business, were down quarter over quarter due to the new accounting mechanisms present in the previously announced new video on demand content model. In Q4 2016, the Company restructured its legacy video on demand business and signed a five year agreement to form a partnership with Yanhua where Yanhua will act as the exclusive distribution operator (within the territory of PRC) of the Company’s licensed library of major studio films.

Pursuant to the Yanhua Agreement, $107,517 of the first installment of RMB 6,500,000 was recognized as revenue in 2016 based on the relative fair value of licensed content delivered to Yanhua by December 31, 2016.

Cost of revenue was $4,434,000 for the year ended December 31, 2016, as compared to $3,674,000 for the same period in 2015, an increase of approximately $760,000, or 21%. The increase in cost of revenue was primarily due to the cost associated with the restructuring of the legacy video on demand business and the additional expense (approximately $564,000) caused by the restructuring. Our cost of revenue is primarily comprised of content licensing fees.

Gross profit for the year ended December 31, 2016 was $110,000, as compared to gross profit of $932,000 for 2015.

Selling, general and administrative expenses (SG&A) for the year ended December 31, 2016, increased approximately $2,134,000, or 26% to $10,371,000, as compared to $8,237,000 for the year ended

December 31, 2015. The increase was primarily attributed to the bad debt expense occurred in 2016 of $2,589,000, which was partially offset by a decrease in compensation expense by $550,000.

Professional fees are generally related to audit & review fees, legal fees and consulting fees. Our professional fees increased approximately $641,000, or 90%, to $1,357,000 for the year ended December 31, 2016, from $716,000 in 2015. The increase in professional fees was related to our increasing legal service fees, which increased from $56,000 in 2015 to $415,000 in 2016, primarily attributed to the restructuring-based investment activities that occurred in 2016.

Our depreciation and amortization expense increased approximately $99,000, or 25%, to $489,000 for the year ended December 31, 2016, from $390,000 during 2015. The increase was mainly due to the new office building purchased in 2016.

On November 10, 2016, the Board of Directors (“Board”) of WCST held a special meeting and at the recommendation of the Company’s audit committee, the Board determined that it is in the best interests of the Company and the Company’s shareholders to amend the terms of the SSS earn-out share award which would in effect reduce the total equity dilution to shareholders related to the earn-out and reduce the potential negative impact on the Company’s future earnings (by shortening the payout period and paying all earn-out shares earlier than required). Based on evidence provided to the Board, the requisite thresholds necessary to trigger issuance of all shares of common stock subject to the earn-out share award had been achieved and on November 11, 2016, the Company issued 10,000,000 shares of its common stock to Sun Seven Stars (“SSS”) at the closing price $1.37 on the stock issuance date, which accounts for $13.7 million share award expense (based on the market price of the common stock) which negatively impacted operating expense and therefore net income. This was a one time non-cash expense.

Our loss from operations increased $19,416,000 to $27,827,000 for the year ended December 31, 2016, from $8,411,000 during 2015. This was mostly due to the earn-out share award expenses mentioned above.

Basic and diluted loss per share for 2016 was $0.72 as compared to a $0.34 loss per share in the in 2015.

CEO Bing Yang stated, “As has been communicated and documented, my team, around the middle of 2016, began work on transforming Wecast. In that short period of time we assembled a new experienced management team, stabilized the foundation, capitalized the Company, rebranded the Company, reconfigured the business structure, expanded the Company’s mission and business lines, made several key investments and finally, injected several privately held and revenue producing assets into the corporation. Today, via the filing of the 10-K for 2016, we officially turn the page on the old company model and move on to the next chapter. And the success of that next chapter will come down to two things: First, driving the new operating model to produce an unprecedented opportunity for revenue & margin expansion and then second, building a track record of enhanced, precise and repeatable execution. I am pleased to note that today, the Company is raising its full-year revenue guidance form $280 million to $300 million based on our current visibility of, and internal projections for, 2017. If realized, this would represent an approximate 66x increase over 2016 revenue. Q1 2017 revenue will be based on approximately 5 weeks of revenue from our new businesses. This takes into account the timing of the closing of the Sun Video Group deal announced in late January and then the remaining time left in the quarter once it was deemed that Wecast had control of Sun Video Group and could then consolidate its revenues. Therefore, in order to meet this annual target we expect revenues to ramp in Q2, Q3 & Q4.”

About Wecast Network Inc. (http://corporate.wecastnetworkinc.com)

Wecast Network Inc (NASDAQ: WCST) is leveraging and optimizing its current operations as a premium content Video On Demand service provider in China to evolve into a global, vertical, ubiquitous and transactional B2B2C, mobile-driven, consumer management platform for both enterprises and consumers. By aiming to establish the world’s premier multimedia, social networking and smart e-commerce-enabled network with the largest global effective connected user base, Wecast, through this expanded, cloud-based, ecosystem of connected screens combined with strong partnerships with leading global providers, will be capable of delivering a vast array of WCST/YOD–branded products and services to enterprise customers and end-use consumers - anytime and anywhere, across multiple platforms and devices.

Wecast has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal and Twentieth Century Fox Television Distribution, Miramax, as well as a broad selection of the best content from Chinese filmmakers. In addition, the Company has governmental partnerships and licenses as well as numerous JV partnerships and strategic cooperation agreements with an array of distribution and content partners in the global new media space. Wecast is headquartered in both New York, NY and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

VP Strategy & Investor Relations

Wecast Network, Inc.

212-206-1216

Financial Tables Follow

Wecast Network, Inc., Its Subsidiaries and Variable Interest Entity

CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	2016	2015
Revenue	$4,543,616	$4,606,380
Cost of revenue	4,434,260	3,673,895
Gross profit	109,356	932,485
Operating expenses:
Selling, general and administrative expenses	10,370,548	8,237,056
Professional fees	1,357,454	715,723
Depreciation and amortization	489,308	390,373
Impairment of other intangible assets	2,018,628	-
Earn-out share award expense	13,700,000	-
Total operating expenses	27,935,938	9,343,152
Loss from operations	(27,826,582)	(8,410,667)
Interest and other income/(expense):
Interest expense, net	(254,292)	(119,913)
Change in fair value of warrant liabilities	324,432	189,833
Equity in loss of equity method investees	(31,557)	(156,135)
Impairment of equity method investments	(38,448)	(214,998)
Others	58,621	136,511
Loss before income taxes and non-controlling interest	(27,767,826)	(8,575,369)
Income tax benefit	330,124	34,448
Net loss	(27,437,702)	(8,540,921)

Net loss attributable to non-controlling interest	1,601,761	439,648
Net loss attributable to Wecast Network shareholders	$(25,835,941)	$(8,101,273)

Basic and diluted loss per share	$(0.72)	$(0.34)
Weighted average shares outstanding:

Basic and diluted	35,998,001	23,948,487

Wecast Network, Inc., Its Subsidiaries and Variable Interest Entity

CONSOLIDATED Balance Sheets

	December 31,
	2016	2015
ASSETS
Current assets:
Cash	$2,538,976	$3,768,897
Restricted cash	-	2,994,364
Accounts receivable, net	1,260,529	1,689,415
Licensed content, current	124,319	556,591
Prepaid expenses	285,588	362,421
Deferred issuance cost	-	551,218
Other current assets	322,483	157,594
Total current assets	4,531,895	10,080,500
Property and equipment, net	4,636,188	154,434
Licensed content, non-current	17,593,528	21,085
Intangible assets, net	389,620	2,412,591
Goodwill	6,648,911	6,648,911
Long-term investments	6,654,664	450,115
Other non-current assets	842,782	58,089
Total assets	$41,297,588	$19,825,725
LIABILITIES, CONVERTIBLE REDEEMABLE PREFERRED STOCK AND EQUITY
Current liabilities:
Accounts payable (including accounts payable of consolidated variable interest entities (“VIEs”) without recourse to the Company of $5,817 and $44,867 as of December 31, 2016 and 2015, respectively)	$5,817	$45,788
Deferred revenue of VIEs without recourse to the Company	824,563	15,080
Accrued interest	557,918	437,589
Accrued other expenses (including accrued expenses of VIEs without recourse to the Company of $268,074 and $280,038 as of December 31, 2016 and 2015, respectively)	704,771	758,477
Accrued salaries (including accrued salaries of VIEs without recourse to the Company of nil and $10,861 as of December 31, 2016 and 2015, respectively)	766,957	1,058,124
Payable for purchase of building	987,015	-
Other current liabilities (including other current liabilities of VIEs without recourse to the Company of $394,314 and $298,422 as of December 31, 2016 and 2015, respectively)	461,528	312,170
Accrued license content fees of VIEs without recourse to the Company	1,236,661	933,532
Convertible promissory note	3,000,000	3,000,000
Warrant liabilities	70,785	395,217
Deposit payable	-	2,994,364
Total current liabilities	8,616,015	9,950,341
Deferred income taxes	-	330,124
Total liabilities	8,616,015	10,280,465
Commitments and contingencies:
Convertible redeemable preferred stock:
Series A - 7,000,000 shares issued and outstanding, liquidation and deemed liquidation preference of $3,500,000 as of December 31, 2016 and 2015, respectively	1,261,995	1,261,995
Equity:
Series E Preferred Stock - $0.001 par value; 16,500,000 shares authorized, 7,154,997 and 7,254,997 shares issued and outstanding, liquidation preference of $12,521,245 and $12,696,245 as of December 31, 2016 and December 31, 2015, respectively	7,155	7,255
Common stock - $0.001 par value; 1,500,000,000 shares authorized, 53,918,523 and 24,249,109 shares issued and outstanding as of December 31, 2016 and 2015, respectively	53,918	24,249
Additional paid-in capital	149,021,460	97,512,542
Accumulated deficit	(112,293,781)	(86,457,840)
Accumulated other comprehensive loss	(1,415,717)	(414,910)
Total Wecast Network shareholder's equity	35,373,035	10,671,296
Non-controlling interest	(3,953,457)	(2,388,031)
Total equity	31,419,578	8,283,265
Total liabilities, convertible redeemable preferred stock and equity	$41,297,588	$19,825,725

Wecast Network, Inc., Its Subsidiaries and Variable Interest Entity

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2016	2015
Cash flows from operating activities:
Net loss	$(27,437,702)	$(8,540,921)
Adjustments to reconcile net loss to net cash used in operating activities
Share-based compensation expense	319,718	1,240,615
Provision for doubtful accounts	2,825,124	9,087
Depreciation and amortization	489,938	390,373
Amortization of debt issuance costs	122,696	-
Income tax benefit	(330,124)	(34,448)
Equity in losses of equity method investees	31,557	156,135
Loss on disposal of assets	-	2,538
Change in fair value of warrant liabilities	(324,432)	(189,833)
Earn-out share award expense	13,700,000	-
Impairment of intangible assets	2,018,628	-
Impairment of equity method investments	38,448	214,998
Impairment of licensed content	496,467	-
Foreign currency exchange gain	(79,662)	(219,925)

Change in assets and liabilities:
Accounts receivable	(2,615,801)	(607,426)
Licensed content	37,568	499,581
Prepaid expenses and other assets	(441,729)	(74,469)
Accounts payable	(38,715)	(65,026)
Accrued expenses, salary and other current liabilities	634,401	196,027
Deferred revenue	809,483	1,649
Accrued license content fees	378,964	585,525
Net cash used in operating activities	(9,365,173)	(6,435,520)

Cash flows from investing activities:
Acquisition of property and equipment	(3,141,789)	(35,179)
Investments in intangible assets	(2,992,072)	(218,020)
Acquisition of leasehold improvements	(570,275)	-
Payments for long term investments	(3,733,750)	-
Deposit for investment	(972,077)	-
Net cash used in investing activities	(11,409,963)	(253,199)

Cash flows from financing activities
Proceeds from issuance of shares and warrant	20,000,000	-
Cost associated with financing activities	(294,890)	(310,156)
Net cash (used in)/provided by financing activities	19,705,110	(310,156)
Effect of exchange rate changes on cash	(159,895)	(44,599)
Net decrease in cash	(1,229,921)	(7,043,474)

Cash at the beginning of the year	3,768,897	10,812,371

Cash at the end of the year	$2,538,976	$3,768,897

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-
Exchange of Series E Preferred Stock for Common stock	$100	$110
Issuance of convertible note for licensed content	$17,717,847	$-
Issuance of shares for the settlement of liability	$75,000	$-
Issuance of shares upon conversion of convertible note, including accrued interest and debt issuance cost	$17,733,297	$-
Issuance of earn-out shares	$13,700,000	$-
Acquisition of long term investment through transfer of Game IP rights	$2,714,441	$-
Workforce intangible acquired for shares	$121,695	$-
Payable for purchase of building	$987,015	$-
Restricted cash received (returned) related to the deposit of financing activities	$2,994,364	$2,994,364